Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Archie M. Brown, Jr. and James M. Anderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us in our names and in the capacities indicated below, a registration statement on Form S-4 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, pursuant to the Act, the undersigned have hereunto set their hand in the capacities indicated below as of June 16, 2014.

/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr. Director, President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Kathleen L. Bardwell
Kathleen L. Bardwell Director

/s/ William G. Barron
William G. Barron Director

/s/ Brian J. Crall
Brian J. Crall Director

/s/ Phillip A. Frantz
Phillip A. Frantz Director

POWER OF ATTORNEY (SEC FORM S-4 REGISTRATION STATEMENT)

MAINSOURCE FINANCIAL GROUP, INC.

/s/ D. J. Hines
D. J. Hines Director

/s/ Thomas M. O’Brien
Thomas M. O’Brien Director

/s/ Lawrence R. Rueff, DVM
Lawrence R. Rueff, DVM Director

/s/ John G. Seale
John G. Seale Director

/s/ Charles J. Thayer
Charles J. Thayer
Director